UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2007, Rambus Inc. (“Rambus”) received a notice from the Nasdaq Listing and Hearing Review Council (the “Listing Council”) concerning its review of an earlier decision issued by the Nasdaq Listing Qualification Panel (the “Panel”) pursuant to which Rambus’ common stock was subject to delisting from the Nasdaq Global Select Market as the result of Rambus’ failure to file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 as required by Nasdaq Marketplace Rule 4310(c)(14). Pending the Listing Council’s review of the Panel’s earlier decision, Rambus’ common stock has continued to be listed on the Nasdaq Global Select Market.

In its May 25, 2007 decision, the Listing Council determined to exercise its discretionary authority to grant Rambus an exception to demonstrate compliance with all Nasdaq continued listing requirements, including Rule 4310(c)(14), until July 18, 2007. If Rambus fails to comply with such requirements by July 18, 2007, its common stock will be suspended from trading on the Nasdaq Global Select Market effective July 20, 2007.

Rambus has also received further notices from the staff of the Nasdaq Stock Market LLC (the “Nasdaq”) that Rambus’ failure to file each of its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 as required by Nasdaq Marketplace Rule 4310(c)(14) could serve as an additional basis for delisting Rambus’ common stock from the Nasdaq Global Select Market.

As previously disclosed, the filing of Rambus’ delinquent quarterly and annual reports has been delayed while the Audit Committee of Rambus’ Board of Directors conducts an independent review of Rambus’ historical stock option granting practices and related accounting matters. Rambus intends to file all delinquent reports as soon as practicable following the conclusion of this review and the completion of the resulting restatements of Rambus’ historical financial results.

Rambus will continue to work with Nasdaq in order to seek any available reviews and/or stays of delisting that may be necessary, but there can be no assurance that any additional relief will be available or granted.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 relating to Rambus’ financial restatements, the Audit Committee’s independent investigation and the potential delisting of Rambus’ common stock from the Nasdaq Global Select Market. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by Rambus’ management, and there can be no assurance concerning the timing of financial restatements, their adequacy for continued listing on the Nasdaq Global Select Market, the outcome of the Audit Committee’s independent investigation or any further efforts to stay or extend any delisting from the Nasdaq Global Select Market. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described in Rambus’ periodic reports filed with the SEC. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated May 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated May 31, 2007.

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